UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2026
Ares Industrial Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Tabor Center,
1200 Seventeenth Street, Suite 2900
Denver, CO 80202
(Address of principal executive offices)
(303) 228-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.
Most Recent Transaction Price and Net Asset Value Per Share
June 1, 2026 Transaction Price
The transaction price for each of our share classes is equal to such share class’s NAV per share as of April 30, 2026. A calculation of the NAV per share is set forth below.
April 30, 2026 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/aireit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, affiliates of the sponsor and Advisor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.
The following table sets forth the components of Aggregate Fund NAV as of April 30, 2026 and March 31, 2026:

	As of
(in thousands)	April 30, 2026	March 31, 2026
Investments in industrial properties	$9,725,500	$9,700,600
Investments in unconsolidated joint venture partnerships	12,934	12,799
Investments in real estate debt and securities	670,393	660,517
DST Program Loans	42,795	40,098
Total investments	10,451,622	10,414,014
Cash and cash equivalents	22,906	70,622
Restricted cash	13,349	12,788
Other assets	95,528	96,412
Line of credit, term loans and mortgage notes	(4,602,743)	(4,637,745)
Secured financings on investments in real estate debt securities	(70,215)	(70,001)
Financing obligations associated with our DST Program	(685,170)	(662,461)
Other liabilities	(132,505)	(150,325)
Accrued performance participation allocation	(7,876)	—
Accrued fixed component of advisory fee	(6,016)	(5,966)
Aggregate Fund NAV	$5,078,880	$5,067,338
Total Fund Interests outstanding	383,361	383,648

The following table sets forth the NAV per Fund Interest as of April 30, 2026 and March 31, 2026:

(in thousands, except per Fund		Class T-R	Class D-R	Class I-R	Class S-PR	Class D-PR	Class I-PR
Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of April 30, 2026
Monthly NAV	$5,078,880	$922,324	$233,518	$2,151,707	$220,684	$1,901	$166,969	$1,381,777
Fund Interests outstanding	383,361	69,618	17,626	162,414	16,658	143	12,603	104,299
NAV Per Fund Interest	$13.2483	$13.2483	$13.2483	$13.2483	$13.2483	$13.2483	$13.2483	$13.2483
As of March 31, 2026
Monthly NAV	$5,067,338	$941,435	$234,009	$2,136,484	$211,589	$1,357	$162,224	$1,380,240
Fund Interests outstanding	383,648	71,276	17,717	161,753	16,019	103	12,282	104,498
NAV Per Fund Interest	$13.2083	$13.2083	$13.2083	$13.2083	$13.2083	$13.2083	$13.2083	$13.2083
Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of April 30, 2026, we estimated approximately $141.3 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.
The valuations of our real properties as of April 30, 2026, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table:

Weighted-
Average Basis
Exit capitalization rate	5.6%
Discount rate / internal rate of return	7.3%
Average holding period (years)	10.1
A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

			Increase
			(Decrease) to
	Hypothetical		the Fair Value of
Input	Change		Real Properties
Exit capitalization rate (weighted-average)	0.25%	decrease	3.0%
	0.25%	increase	(2.8)%
Discount rate (weighted-average)	0.25%	decrease	2.0%
	0.25%	increase	(2.0)%

Distributions
We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.0525 per share for the month of April 2026. These distributions were paid to all stockholders of record as of the close of business on April 30, 2026, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.
Update on Our Assets and Activities
As of April 30, 2026, we directly owned and managed a real estate portfolio that included 270 industrial buildings totaling approximately 57.5 million square feet located in 31 markets throughout the U.S. and was 89.2% occupied (90.1% leased).
As of April 30, 2026, our leverage ratio was approximately 44.7% (calculated as outstanding principal balance of our borrowings, including secured financings on investments in real estate debt securities, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships and investments in real estate debt and securities not associated with the DST Program, as determined in accordance with our valuation procedures).
Quarter-to-date through April 30, 2026, we raised gross proceeds of approximately $45.4 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $2.7 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for April, which were redeemed in full on May 1, 2026, was $29.7 million.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “could,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, present and future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are difficulties in economic conditions generally and the real estate, debt, and securities markets specifically, including the impact of inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade and the conflicts in Ukraine and in the Middle East, legislative or regulatory changes, including changes to the laws governing the taxation of real estate investment trusts (“REITs”), risks associated with acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability to pay rent, changes to accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including our ability to continue to qualify as a REIT, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent periodic and current reports filed with the SEC. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

May 15, 2026	By:	/s/ TAYLOR M. PAUL
		Name:	Taylor M. Paul
		Title:	Managing Director, Chief Financial Officer and Treasurer